Exhibit 10.10

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 6.3 AND 6.4 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

This WARRANT TO PURCHASE STOCK (as amended and in effect from time to time, this “Warrant”) is issued as of the issue date set forth on Schedule I hereto (the “Issue Date”) by the company set forth on Schedule I hereto (the “Company”) to SILICON VALLEY BANK in connection with that certain Deferral Agreement of even date herewith between them (as amended and/or modified and in effect from time to time, the “Agreement”), and shall be transferred to SVB FINANCIAL GROUP pursuant to Section 6.4 below. The parties agree as follows:

SCHEDULE I. WARRANT PROVISIONS.

Warrant Section	Warrant Provision
Recitals – “Issue Date”	April 29, 2021.

Recitals – “Company”	Beamr Imaging Ltd, an Israeli private Company.

1.1 – “Class”

At Banks’ discretion, either (i) Series C Preferred Stock, NIS0.01 par value per share, or (ii) the Next Equity Financing Securities.

“Next Equity Financing Securities” means the class and series, or other designation, of convertible preferred stock or other equity security sold and issued by the Company in the Next Equity Financing.

1.1 – “Exercise Price”

$1.024166667 per Share, provided that if the Class is Next Equity Financing Securities, then the Exercise Price shall be the Next Equity Financing Price.

“Next Equity Financing Price” means the lowest price per share for which Next Equity Financing Securities are sold or issued by the Company in the Next Equity Financing.

1.2 – “Shares”	48,820

4.1(b) – Share percentage as of the Issue Date	0.08% of the Company’s total fully-diluted issued and outstanding shares of capital stock.

6.1(a) – “Expiration Date”	April 29, 2036.

SECTION 1. RIGHT TO PURCHASE SHARES.

1.1 Grant of Right. For good and valuable consideration, the Company hereby grants to SILICON VALLEY BANK (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, “Holder”) the right, and Holder is entitled, to purchase from the Company up to the number of fully paid and non-assessable shares (as determined pursuant to Section 1.2 below) of the class set forth on Schedule I hereto (the “Class”), at a purchase price per Share set forth on Schedule I hereto (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant provided, that concurrently with the closing of the Next Equity Financing (or the date that is seven (7) Business Days following Holder’s receipt of the Next Equity Financing Notice, if later), upon Holder’s written election (in its sole discretion) to the Company delivered not later than two (2) days prior to such closing (or such later date), the “Class” shall be Next Equity Financing Securities from and after such closing (or later date), subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant.

February 16, 2021

SVB Confidential

1.2 Number of Shares. This Warrant shall be exercisable for the number of shares of the Class as set forth on Schedule I hereto (as may be adjusted from time to time in accordance with the provisions of this Warrant, the “Shares”).

SECTION 2. EXERCISE.

2.1 Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time prior to the expiration or earlier termination of this Warrant, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and, unless Holder is exercising this Warrant pursuant to a cashless exercise set forth in Section 2.2 below, a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased. Notwithstanding any contrary provision herein, to the extent that the original of this Warrant is an electronic original, in no event shall an original ink-signed paper copy of this Warrant be required for any exercise of a Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to be physically surrendered at the time of any exercise hereof.

2.2 Cashless Exercise. On any exercise of this Warrant, in lieu of payment of the aggregate Exercise Price in the manner specified in Section 2.1 above, Holder may elect to surrender to the Company Shares having an aggregate value equal to the aggregate Exercise Price. If Holder makes such election, the Company shall issue to Holder such number of fully paid and non-assessable Shares determined by the following formula:

X = Y(A-B)/A

where:

X = the number of Shares to be issued to Holder;

Y = the number of Shares with respect to which this Warrant is being exercised (inclusive of the Shares surrendered to the Company in payment of the aggregate Exercise Price);

A = the fair market value (as determined pursuant to Section 2.3 below) of one Share; and

B = the Exercise Price, provided, that if the Exercise Price is adjusted pursuant to Section 2.6(c) of this Warrant, B shall equal the par value of a Share.

2.3 Fair Market Value. If shares of the Company’s ordinary shares are then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is ordinary shares, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s ordinary shares reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company. If shares of the Company’s ordinary shares are then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s ordinary shares reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise to the Company multiplied by the number of shares of the Company’s ordinary shares into which a Share is then convertible. If shares of the Company’s ordinary shares are not then traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share of the Class in its reasonable good faith judgment, provided however, that for purposes of determining the fair market value of a Share in connection with Automatic Cashless Exercise upon Expiration in accordance with Section 5.1 below, the Board shall determine the fair market value of a Share based on the valuation prepared by a reputable independent appraiser selected by the Holder with the consent of the Company (which consent shall not be unreasonably withheld), and whose fees and expenses shall be borne by the Company.

2.4 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Sections 2.1 or 2.2 above, the Company shall deliver to Holder a certificate (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered in payment of the aggregate Exercise Price).

2.5 Replacement of Warrant.

(a) Paper Original Warrant. To the extent that the original of this Warrant is a paper original, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

(b) Electronic Original Warrant. To the extent that the original of this Warrant is an electronic original, if at any time this Warrant is rejected by any person (including, but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record or a printout hereof, or any signature hereto being in electronic form, the Company shall, promptly upon Holder’s request and without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

2.6 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company.

(b) Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the holders of the outstanding shares of the Class (in their capacity as such) consists solely of cash, solely of Marketable Securities (as hereinafter defined) or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 2.3 above would be greater than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, and Holder has not previously exercised this Warrant in full, then, in lieu of Holder’s exercise of the unexercised portion of this Warrant, this Warrant shall, as of immediately prior to such closing (but subject to the occurrence thereof) automatically cease to represent the right to purchase Shares and shall, from and after such closing, represent solely the right to receive the aggregate consideration that would have been payable in such Acquisition on and in respect of all Shares for which this Warrant was exercisable as of immediately prior to the closing thereof, net of the aggregate Exercise Price therefor, as if such Shares had been issued and outstanding to Holder as of immediately prior to such closing, as and when such consideration is paid to the holders of the outstanding shares of the Class. In the event of a Cash/Public Acquisition in which the fair market value of one Share as determined in accordance with Section 2.3 above would be equal to or less than the Exercise Price in effect as of immediately prior to the closing of such Cash/Public Acquisition, then this Warrant will automatically and without further action of any party terminate as of immediately prior to such closing.

(c) Treatment of Warrant in non-Cash/Public Acquisition. Upon the closing of any Acquisition other than a Cash/Public Acquisition, either (i) the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant; or (ii) if the successor or surviving entity shall not have assumed this Warrant, then the Exercise Price shall be reduced to the par value of a Share as of immediately prior to the closing of such Acquisition, and this Warrant shall be deemed to have been exercised in full pursuant to Section 2.2 above as of immediately prior to the closing of such Acquisition.

(d) Marketable Securities. “Marketable Securities” means securities meeting all of the following requirements (determined as of immediately prior to the closing of the Acquisition): (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Act and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in a Trading Market, and (iii) following the closing of such Acquisition, Holder would not be restricted from publicly re-selling all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, except to the extent that any such restriction (x) arises solely under federal or state securities laws, rules or regulations, and (y) does not extend beyond six (6) months from the closing of such Acquisition. Notwithstanding the foregoing provisions of this Section 2.6(d), securities held in escrow or subject to holdback to cover indemnification-related claims shall be deemed to be Marketable Securities if they would otherwise be Marketable Securities but for the fact that they are held in escrow or subject to holdback to cover indemnification-related claims.

2.7 Minimum Proceeds.

(a) In the event that the Holder exercises this warrant and the Warrant Value (as defined below) is lower than the Minimum Value (as defined below), then, immediately following such exercise, the Company shall pay the Holder, in cash, in addition to any other amounts due to the Holder under the Loan Agreement (as defined under the Agreement) or otherwise, an amount equal to the difference between the Minimum Value and the Warrant Value (the “Warrant Value Difference”).

(b) For the purpose of this Section 2.7:

“Warrant Value” shall mean (a) in case of cash exercise in accordance with subsection 2.1 above, – the Fair Market Value multiplied by the number of Shares to be received by the Holder upon the cash exercise of this Warrant in full less the aggregate Exercise Price paid by the Holder for the exercise of all such Shares; or (b) in case of a cashless exercise in accordance with subsection 2.2 above – the Fair Market Value multiplied by the number of Shares to be received by the Holder upon the cashless exercise of this Warrant in full (obtained by using the formula set forth in subsection 2.2 above).

“Minimum Value” shall mean an amount of no less than $US50,000.

SECTION 3. CERTAIN ADJUSTMENTS TO THE SHARES, CLASS AND EXERCISE PRICE.

3.1 Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class (including fractional shares) or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased, even if such number would include fractional shares, and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, even if such number would include fractional shares.

3.2 Reclassification, Exchange, Combination or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, “Class” shall mean such securities and this Warrant will be exercisable for the number of such securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such event, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 3.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

3.3 Adjustment to Exercise Price on Cash Dividend. In the event that the Company at any time or from time to time prior to the exercise in full of this Warrant pays any cash dividend on the outstanding shares of the Class or makes any cash distribution on or in respect of all outstanding shares of the Class (other than a distribution of cash proceeds received by the Company in connection with an Acquisition described in Section 2.6(a)(i) above), then on and as of the date of each such dividend payment and/or distribution, the Exercise Price shall be reduced by an amount equal to the amount paid or distributed upon or in respect of each outstanding share of the Class; provided that in no event shall the Exercise Price be reduced below the then-par value, if any, of a share of the Class.

3.4 No Fractional Share. No fractional Share shall be issued upon exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash an amount equal to (a) such fractional interest, multiplied by (b)(i) the fair market value (as determined in accordance with Section 2.3 above) of a full Share, less (ii) the then-effective Exercise Price (the “Fractional Share Value”), unless Holder otherwise elects, in its sole discretion, to waive such payment. Notwithstanding any contrary provision herein, if this Warrant becomes exercisable for a fractional Share interest at any time or from time to time prior to the exercise in full of this Warrant, and the Company eliminates such fractional Share interest prior to any exercise of this Warrant, then the then-effective Exercise Price shall be reduced by an amount equal to the Fractional Share Value, unless Holder otherwise elects, in its sole discretion, to waive such reduction.

3.5 Certificate as to Adjustments. Within a reasonable time following each adjustment of the Exercise Price, Class and/or number of Shares pursuant to the terms of this Warrant, the Company, at its expense, shall deliver a certificate of its Chief Financial Officer or other authorized officer to Holder setting forth the adjustments to the Exercise Price, Class and/or number of Shares and the facts upon which such adjustments are based. The Company shall, at any time and from time to time within a reasonable time following Holder’s written request and at the Company’s expense, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth the then-current Exercise Price, Class and number of Shares and the computations or other determinations thereof.

3.6 Conversion of Preferred Shares. If the Class is a class and series of the Company’s convertible preferred shares, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into ordinary shares pursuant to the provisions of the Company’s Certificate of Incorporation as then in effect, including, without limitation, in connection with the IPO (as hereinafter defined), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of ordinary shares into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Exercise Price shall equal the Exercise Price in effect as of immediately prior to such conversion divided by the number of shares of ordinary shares into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.

3.7 Adjustments for Diluting Issuances. Without duplication of any adjustment otherwise provided for in this Section 3, the number of shares of ordinary shares issuable upon conversion of the Shares shall be subject to anti-dilution adjustment from time to time in the manner set forth in the Company’s Articles of Association, as amended and in effect from time to time, as if the Shares were issued and outstanding on and as of the date of any such required adjustment.

3.8 Pay to Play Adjustments. Notwithstanding the definition of “Class” herein, if Pay to Play Provisions are at any time during the term of this Warrant applied to the outstanding shares of the Class, then from and after such application, “Class” shall mean that class and series of the Company’s securities that a holder of outstanding shares of the Class as of immediately prior to such application would have received or retained had such holder participated in the manner necessary to receive or retain the class and series of the Company’s securities having the relative rights, powers, privileges and preferences more favorable to the holder. “Pay to Play Provisions” means provisions set forth in the Company’s Articles of Association or elsewhere that require holders of the outstanding shares of the Class to participate in a subsequent round of equity financing of the Company or lose all or a portion of the benefit of anti- dilution protection or any other right, power, privilege or preference applicable to such shares or have such shares automatically convert to ordinary shares or another class or series of Company capital stock.

SECTION 4. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

4.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder as follows:

(a) The price per share for which shares of the Class were last sold and issued for cash payment prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold.

(b) The Shares for which this Warrant is exercisable on and as of the Issue Date hereof represents not less than the share percentage set forth on Schedule I hereto, calculated on and as of the Issue Date hereof on a fully-diluted, ordinary shares -equivalent basis (but without excluding shares of capital stock that are not convertible into shares of ordinary shares) assuming (i) the conversion into ordinary shares of all outstanding securities and instruments (including, without limitation, securities deemed to be outstanding pursuant to clause (ii) of this Section SECTION 1(b)) convertible by their terms into shares of ordinary shares (regardless of whether such securities or instruments are by their terms now so convertible), (ii) the exercise in full of all outstanding options, warrants (including, without limitation, this Warrant) and other rights to purchase or acquire shares of ordinary shares or securities exercisable for or convertible into shares of ordinary shares (regardless of whether such options, warrants or other rights to purchase or acquire are by their terms now exercisable); and (iii) the inclusion of all shares of ordinary shares reserved for issuance under all of the Company’s incentive stock and stock option plans and not now subject to outstanding grants or options.

(c) All Shares which may be issued upon the exercise of this Warrant (and all securities issued on conversion of such Shares, if any), shall, upon issuance, be duly authorized, validly issued, fully paid and non- assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Company’s Certificate of Incorporation or Bylaws, each as amended and in effect from time to time (the “Charter Documents”), any Stockholder Agreement (to the extent Holder is then a party thereto or otherwise subject thereto in accordance with the provisions of Section 5.4 below) or applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant (and conversion of the Shares, if applicable).

(d) The Company’s capitalization table attached hereto as Appendix 3 is true and complete, in all material respects, as of the Issue Date.

4.2 Notice of Certain Events. If the Company proposes at any time to:

(a) declare any dividend or distribution upon the outstanding shares of the Class (or on the outstanding shares of ordinary shares), whether in cash, stock or other securities or property and whether or not a regular cash dividend;

(b) offer for subscription or sale pro rata to all holders of the outstanding shares of the Class (or on the outstanding shares of ordinary shares) any additional securities of the Company (other than pursuant to contractual pre-emptive or first refusal rights);

(c) effect any redemption, reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class (or on the outstanding shares of ordinary shares);

(d) effect an Acquisition, or to liquidate, dissolve or wind up the Company; or

(e) effect its initial, underwritten offering and sale of its securities to the public pursuant to an effective registration statement under the Act (the “IPO”);

then, in connection with each such event, the Company shall give Holder (pursuant to Section 6.5 below):

(1)	in the case of the matters referred to in (a) and (b) above, at least seven (7) Business Days prior written notice of the earlier to occur of the effective date thereof or the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class (or of the outstanding shares of ordinary shares) will be entitled thereto) or for determining rights to vote, if any;

(2)	in the case of the matters referred to in (c) and (d) above, at least seven (7) Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class (or of the outstanding shares of ordinary shares) will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event and such reasonable information as Holder may reasonably require regarding the treatment of this Warrant in connection with such event giving rise to the notice); and

(3)	with respect to the IPO, at least seven (7) Business Days prior written notice of the date on which the Company proposes to make the first public filing of its registration statement in connection therewith.

4.3 Certain Company Information. The Company will provide such information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements. Prior to the IPO, such information may include, but shall not be limited to, the Company’s then-current summary capitalization table, the price per share for which the Company most recently prior thereto sold or issued shares of its convertible preferred stock to investors for cash in a bona fide equity financing of the Company, and the Company’s most recent 409A Valuation.

4.4 Next Equity Financing Notice. The Company shall provide written notice to Holder not less than seven (7) Business Days prior to the anticipated closing of the Next Equity Financing, which notice shall state all material terms and conditions thereof and all material rights, power, preferences and privileges of the Next Equity Financing Securities (the “Next Equity Financing Notice”). Following delivery of such Next Equity Financing Notice, the Company shall promptly provide to Holder such copies of the draft and execution versions of the transaction documents in connection with the Next Equity Financing (including, without limitation, the Company’s amended and/or restated Certificate of Incorporation, the securities purchase agreement and pre and post-closing capitalization tables) as Holder shall request from time to time.

SECTION 5. REPRESENTATIONS AND COVENANTS OF HOLDER.

Holder represents and warrants to, and agrees with, the Company as follows:

5.1 Investment Representations.

(a) Purchase for Own Account. Except for the one-time transfer of this Warrant from Silicon Valley Bank to its parent SVB Financial Group described in Section 6.4 below, this Warrant and the Shares to be acquired upon exercise hereof (and the securities issuable on conversion of such Shares, if any) are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

(b) Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c) Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities for an indefinite period of time, and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e) The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof (and the securities issuable on conversion of such Shares, if any) have not been registered under the Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that the Company is under no obligation to so register or qualify this Warrant, the Shares or such other securities. Holder understands that this Warrant and the Shares issued upon any exercise hereof (and the securities issuable on conversion of such Shares, if any) are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

5.2 No Stockholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the Shares issuable hereunder (or the securities issuable on conversion of such Shares, if any) unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise (or the securities issued on conversion of such Shares, if any).

5.3 Market Stand-off Agreement. The Holder agrees that the Shares (and the securities issuable on conversion of such Shares, if any) shall be subject to the Market Standoff provisions in Section          of the Company’s Investor Rights Agreement or similar agreement, as amended and in effect from time to time.

5.4 Stockholder Agreements. Following any exercise of this Warrant and solely with respect to the Shares issued thereupon, if the Company so requests in writing, Holder shall become a party to the Company’s then- effective right of first refusal and co-sale agreement, voting agreement and/or each other agreement entered into among the Company and holders of the outstanding shares of the Class, each as may be amended and in effect from time to time (collectively, the “Stockholder Agreements”), by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, provided that such Stockholder Agreement is by its terms in force and effect at the time of such exercise. If the foregoing condition is met, then effective upon such exercise, Holder shall automatically become bound by, and the Shares issued upon such exercise (and the securities issuable on conversion of such Shares, if any) shall automatically become subject to, such Stockholder Agreement.

5.5 Confidential Information. Holder agrees to treat and hold all information provided by the Company pursuant to this Warrant in confidence in accordance with the provisions of Section            of the Loan Agreement (as defined under the Agreement) (regardless of whether the Loan Agreement (as defined under the Agreement) shall then be in effect).

SECTION 6. MISCELLANEOUS.

6.1 Term; Automatic Cashless Exercise Upon Expiration.

(a) Term. Subject to the provisions of Section 2.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 PM, Pacific time, on the expiration date set forth on Schedule I hereto (the “Expiration Date”) and shall be void thereafter; provided that if the Company does not deliver to Holder written confirmation of the fair market value of a Share of the Class pursuant to Section SECTION 6(b) below, then the Expiration Date shall automatically be extended until the earlier to occur of (i) such date as the Company delivers such written confirmation and (ii) one (1) year after the Expiration Date.

(b) Automatic Cashless Exercise upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share as determined in accordance with Section 2.3 above is greater than the Exercise Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exercised pursuant to Section 2.2 above as to all Shares for which it shall not previously have been exercised, and the Company shall, within a reasonable time following Holder’s written request, deliver a certificate (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise. If shares of the Company’s ordinary shares are not then traded in a Trading Market, the Company shall deliver to Holder, prior to the Expiration Date, written confirmation of the fair market value of a Share of the Class (as determined pursuant to Section 2.3 above) to be used in determining whether this Warrant shall automatically exercise on the Expiration Date pursuant to this Section SECTION 6(b).

6.2 Legends. Each certificate or notice of book entry evidencing Shares (and the securities issuable on conversion of such Shares, if any) shall be imprinted with a legend in substantially the following form (together with such additional legends as may be required by the Charter Documents or under any Stockholder Agreement (to the extent Holder is then a party thereto or otherwise subject thereto in accordance with the provisions of Section 5.4 above)):

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED APRIL 29, 2021, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

And, if then applicable, a legend in substantially the following form:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY AND RESALE, INCLUDING A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO SILICON VALLEY BANK DATED APRIL 29, 2021, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SECURITIES.

6.3 Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise hereof (and the securities issued on conversion of such Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to SVB Financial Group (Silicon Valley Bank’s parent company) or any other affiliate of Holder; provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act.

6.4 Transfer Procedure. After receipt by Silicon Valley Bank of the executed Warrant, Silicon Valley Bank will transfer, for value received, all of its rights, title and interest in and to this Warrant to its parent company, SVB Financial Group, without any separate assignment agreement. By its acceptance of this Warrant, SVB Financial Group, on and as of the date of such assignment, hereby makes to the Company each of the representations and warranties set forth in Section SECTION 5 hereof and agrees to be bound by all of the terms and conditions of this Warrant as if it were the original Holder hereof. Subject to the provisions of Section 6.3 and upon providing the Company with written notice, SVB Financial Group and any subsequent Holder may transfer all or part of this Warrant or the Shares issued upon exercise of this Warrant to any transferee; provided that in connection with any such transfer, SVB Financial Group or any subsequent Holder will give the Company notice of the portion of the Warrant and/or Shares (and/or securities issued on conversion of such Shares, if any) being transferred with the name, address and taxpayer identification number of the transferee, and Holder will surrender this Warrant, or the certificates or other evidence of such Shares or other securities, to the Company for reissuance to the transferee(s) (and to Holder if applicable); and provided further, that any subsequent transferee other than SVB Financial Group shall make substantially the representations set forth in Section SECTION 5 above and shall agree in writing with the Company to be bound by all of the terms and conditions of this Warrant; and provided further, that the transfer of any Shares issued on exercise hereof (or of any securities issued on conversion of such Shares) shall be subject to the provisions of the Stockholder Agreements to the extent Holder is then a party thereto or otherwise subject thereto in accordance with the provisions of Section 5.4 above. Notwithstanding any contrary provision herein, at all times prior to the IPO, Holder may not, without the Company’s prior written consent, transfer this Warrant or any portion hereof, or any Shares issued upon any exercise hereof (or any securities issued on conversion of such Shares) to any person or entity who directly competes with the Company (as determined by the Company’s Board of Directors in its reasonable good faith judgment), except in connection with an Acquisition of the Company by such a direct competitor.

6.5 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 6.5. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

SVB Financial Group
Attn: Warrants

80 East Rio Salado Parkway, Suite 600
Tempe, AZ 85281
Telephone: (480) 557-4900
Email: SVBFGWarrants@svb.com

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Sharon Carmel
Attn: Chief executive officer
Telephone: _______________
Email: sharon@beamr.com

With a copy (which shall not constitute notice) to:

________________________

Attn: ____________________

________________________

Telephone: _______________

Email: ___________________

6.6 Amendment and Waiver. Notwithstanding any contrary provision herein or in the Loan Agreement (as defined under the Agreement), this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by Holder and any party against which enforcement of such amendment or waiver is sought.

6.7 Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures, including any Electronic Signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands (the “Cayman Islands Electronic Signature Law”),] and the keeping of records in electronic form[, including any Electronic Record, as defined in Cayman Islands Electronic Signature Law,] by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Cayman Islands Electronic Signature Law; provided that Sections 8 and 19(3) of the Cayman Islands Electronic Signature Law shall not apply to this Warrant or the execution or delivery hereof. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the transfer by any Holder of this Warrant pursuant to Section 6.4 or the enforcement of the terms hereof. To the extent that the original of this Warrant is an electronic original, this Warrant, and any copies hereof, shall NOT be deemed to be a “certificated security” within the meaning of Section 8102(a)(4) of the California Commercial Code. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

6.8 Tax.

(a) Holder shall bear full responsibility for all tax obligations and consequences relating to the issuance, transfer or exercise of this Warrant or sale of the Shares issuable upon the exercise of this Warrant, which by their nature apply to holders of warrants. In the event that the Company is required under applicable law to withhold any tax as a result of the exercise of this Warrant and/or the issuance of the Shares underlying the Warrant, the Company will be entitled to withhold such taxes in accordance with applicable law; provided, however, that if Holder provides the Company with a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority, then such withholding (if any) shall be made only in accordance with the provisions of such certificate.

(b) In the event that the Company is required under Israeli law to withhold taxes in connection with the exercise of this Warrant and/or the issuance of the Shares underlying the Warrant in accordance with the provisions of Section (a) above, the Company shall be entitled to (i) deduct such amounts actually paid by the Company to the Israeli Tax Authority from any cash consideration payable to the Holder as a result of such exercise and/or issuance, as the case may be, or (ii) absent of such sufficient cash consideration, the Holder shall reimburse the Company for such shortfall of cash amount actually withheld by the Company and paid to the applicable Israeli tax authority; in each case provided that: (i) prior to making any tax withholding payment, the Company shall advise Holder in writing of such proposed payment in order to allow Holder to present to the Company a valid certificate of exemption from tax withholding or a determination applying a reduced withholding tax rate or any other instructions regarding the payment of withholding taxes issued by the Israel Tax Authority, (ii) in connection with the tax withheld by the Company, if any, the Company will furnish Holder with proof reasonably satisfactory to Holder indicating that the Company has made all such withholding tax payments, and (iii) the Company will cooperate with Holder in connection with any information and documentation reasonably required by Holder in connection with credits, exemptions, rebates, or other benefits to be obtained by Holder in connection with such withholding payments made by the Company, which credits, exemptions, rebates, or other benefits shall be property of the Holder.

6.9 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

6.10 Business Days. “Business Day” means any day that is not a Saturday, Sunday or a day on which banks in California are closed.

SECTION 7. GOVERNING LAW, VENUE AND JURY TRIAL WAIVER; JUDICIAL REFERENCE.

7.1 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Israel, without giving effect to its principles regarding conflicts of law, and the parties hereto irrevocably submit to the exclusive jurisdiction of the Courts of Tel Aviv, Israel, in respect of any dispute or matter arising out of or connected with this Warrant. This Section 7.1 shall survive the termination of this Warrant

7.2 Survival. This Section 7 shall survive the termination of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:

BEAMR IMAGING LTD

By:	/s/ Sharon Carmel
Name:	Sharon Carmel
Title:	CEO

HOLDER:

SILICON VALLEY BANK

By:	/s/ Ella Botham
Name:	Ella Botham
Title:	Vice President

APPENDIX 1

Form of Notice of Exercise of Warrant

1. The undersigned Holder hereby exercises its right to purchase                      shares of the [Ordinary / Series                   Preferred] Shares of                                (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Exercise Price for such shares as follows:

☐	Check in the amount of $_______ payable to order of the Company enclosed herewith

☐	Wire transfer of immediately available funds to the Company’s account

☐	Cashless exercise pursuant to Section 2.2 of the Warrant, resulting in the issuance of __________ shares of the [Common] / [Series _______ Preferred] [circle one] Stock of the Company

☐	Other [Describe]

2. Please issue a certificate or certificates (or evidence of book entry) representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby makes each of the representations and warranties set forth in Section SECTION 5 of the Warrant To Purchase Stock as of the date hereof.

HOLDER:

By:
Name:
Title:

(Date):

Appendix 1